Exhibit 99.7

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated as of June 20, 2011 to the Board of Directors of Susquehanna Bancshares, Inc. (the “Company”) included in Annex to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company and Abington Bancorp, Inc., which is part of the Registration Statement of the Company on Form S-4, and (ii) the references to such opinion in the Joint Proxy Statement/Prospectus under the headings “Summary – Opinion of Susquehanna’s Financial Advisor,” “The Merger – Background and Negotiation of the Merger,” “The Merger – Susquehanna’s Reasons for the Merger” and “The Merger – Opinion of Susquehanna’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ J.P. MORGAN SECURITIES LLC

J.P. MORGAN SECURITIES LLC

August 16, 2011